UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 26, 2021
Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

WYOMING	000-12641	13-0021693
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On April 2, 2021 David J. Bacon PhD, was nominated as a member of the Company’s Board of Directors with the Board approval on May 26, 2021.

Dr. Bacon’s biography is set forth below:

Dr. David Bacon is currently an active Navy CAPTAIN with 22 years of active-duty service. During the SARS-CoV-2 pandemic, Dr. Bacon was responsible for reviewing proposals for funding in the areas of therapeutics, diagnostics, and wearable monitors. He reviewed more than 400 proposals and provided his expert opinion on the scientific rationale and study design. Dr. Bacon’s professional background includes: Former program Area Manager for the DoD’s HIV and Emerging Infectious Diseases research programs; Science and Technology Program management/program development Chemistry Division, Naval Research Laboratory; Deployed as Officer-in-Charge, Kandahar Airfield, Afghanistan and Camp Arifjan, Kuwait; Deployed as sole microbiologist aboard USNS Comfort in support of Continuing Promise 2009; Head, Laboratory Sciences, Navy Environmental and Preventive Medicine Unit 2, Norfolk, VA; Director, Parasitology Program, Naval Medical Research Unit 6 (NAMRU-6), Lima, Peru, Deputy Director, Parasitology Department, NAMRU-6, Lima, Peru; Member of scientific assessment team commissioned by the Iraq Survey Group to investigate biological weapons programs in Baghdad, Iraq; Deployed as element commander of a biological weapons detection laboratory, Baghdad, Iraq and Principal Investigator, Malaria Program Naval Medical Research Center, Research Area.

Dr. Bacon earned a B.S. from the University of New Hampshire (Medical Technology) in May 1990 and a Ph.D. from the University of New Hampshire (Microbiology) in May 1997.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 27, 2021	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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